                                                                      EXHIBIT 4b



            SECOND AMENDMENT TO MORTGAGE-BACKED CREDIT AGREEMENT


        This Second Amendment to Mortgage-Backed Credit Agreement dated as of July 25, 1997 by and between GENERAL HOST CORPORATION, a New York corporation and FRANK'S NURSERY & CRAFTS, INC. (collectively, "Borrowers"), and COMERICA BANK, a Michigan banking corporation ("Bank").



        WHEREAS, Borrowers and Bank entered into a certain Mortgage-Backed Credit Agreement dated as of November 29, 1996 and an amendment thereto dated as of June 13, 1997 (as so amended, the "Agreement"), pursuant to which Borrowers incurred certain indebtedness and obligations and granted the Bank certain security for such indebtedness and obligations; and

       WHEREAS, Borrowers and Bank desire to amend certain provisions of the Agreement on the terms and conditions hereof;

       NOW, THEREFORE, it is agreed:

A,     DEFINITIONS

       1. Capitalized terms used herein and not defined to the contrary have the meanings given them in the Agreement.

B.     AMENDMENTS TO AGREEMENT

       1. Section 1.2 of the Agreement is hereby amended and restated as follows:

              "1.2   'Applicable Interest Rate' shall mean: (a) until July 25,
       1997, the Eurodollar-based Rate or the Prime-based Rate, as selected by a Borrower from time-to-time or otherwise determined pursuant to the terms of this Agreement, and (b) thereafter, the Prime-based Rate."

       2. Section 1.11 of the Agreement is hereby amended and restated as follows:

              "1.11 'Collateral Pool' shall mean the Real Property (i) for which Bank has received Mortgages/Deeds of Trust, Title Insurance, Insurance Policies, Surveys, Appraisals and Environmental Reports, and
       (ii) which has not been released from the lien of the relevant Mortgage/Deed of Trust pursuant to Section 11.4 hereof."

       3. Section 1.34 of the Agreement is hereby amended and restated as follows:

              "1.34 'Letter of Credit Maximum' shall mean, as of any date: (a) with respect to Letters of Credit generally, the Maximum Amount from time to time in effect minus the aggregrate principal amount of outstanding Advances; and (b)



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       with respect to Letters of Credit which are standby letters of Credit,
       Ten Million Dollars ($10,000,000)."

       4. Section 1.37 of the Agreement is hereby amended and restated as follows:

              "1.37 'Maximum Amount' shall mean Thirty Five Million Dollars ($35,000,000) or such lesser amount to which the Maximum Amount has then been reduced to pursuant to Section 4.5 hereof."

       5. The following Section 1.44a is hereby added to the Agreement immediately after Section 1.44:

              " 1.44a       'Release Reduction Amount' shall, in connection
       with the release of any Mortgage pursuant to Section 11.4 hereof, mean:
       (a) in the case of a release or discharge of a Mortgage upon any Real Estate identified on Exhibit "E" hereto in connection with a sale-lease back transaction or mortgage refinancing of such Real Estate by Borrowers, fifty percent (50 %) of the proceeds of such sale-lease back or refinancing, net of fees, commissions and other direct expenses paid by Borrowers in connection with such transaction, and (b) in the case of any other release or discharge of a Mortgage, the greater of the appraised value of the Real Estate for which such release is required or one hundred percent (100%) of the proceeds of the transaction for which such release is requested, net of fees, expenses, commissions and other direct expenses of such transaction paid by Borrowers.'

       6. Exhibit "E" is hereby added to the Agreement as Exhibit "E" to the Agreement.

       7. Section 1.46 of the Agreement is hereby amended and restated as follows:

              " 1.46 'Revolving Credit Facility Fee' shall mean the facility fee payable to Bank pursuant to Section 2.4 hereof, in an amount equal to three-quarters (3/4%) per annum multiplied by the Revolving Credit Maximum from time to time in effect."

       8. Section 1.47 of the Agreement is hereby amended and restated as follows:

              "1.47 'Revolving Credit Maturity Date' shall mean December 31, 1997."

       9. Section 1.48 of the Agreement is hereby amended and related to read:


              "l.48 'Revolving Credit Maximum' shall mean, as of any date, Twenty Million Dollars ($20,000,000) or such lesser amount to which the Revolving Credit Maximum has then been reduced to pursuant to Section
       4.5 hereof."

       10. The second sentence of Section 2.5 of the Agreement is hereby amended to read:




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              "Thereafter, Advances shall be available to satisfy Borrower's working capital needs as and when such working capital needs arise."

       11. The second sentence of Section 3.1 of the Agreement is hereby amended and restated as follows:

              "Notwithstanding anything to the contrary herein: (a) Letters of Credit which are standby letters of credit may not be requested hereunder after July 25, 1997; and (b) each Letter of Credit shall provide that it is available by drafts drawn at sight and/or presentation of documents and shall have an initial expiration date (i) not later than one (1) year from the date of its issuance, and (ii) in the case of any Letter of Credit which is not a standby letter of credit, not later than the Revolving Credit Maturity Date."

       12. Section 3.3 of the Agreement is hereby amended and restated as follows:

              "3.3   Letter of Credit Fees. Borrowers jointly and severally
       agree to pay Letter of Credit Fees to Bank (i) upon the date of issuance, in the case of Letters of Credit that are trade letters of credit, in an amount equal to two and one-half percent (2.5 %) on the face amount of such Letters of Credit, and (ii) with respect to Letters of Credit which are standby letters of credit, quarterly in arrears, an amount equal to two and one-half percent (2.5 %) per annum multiplied by the average outstanding face amounts of such Letters of Credit outstanding during the quarterly period then ended."

       13. Section 4.5 of the Agreement is hereby amended and restated as follows:

              "4.5   Reductions or Terminations of Commitments.

              "(a) Scheduled Reductions. The Maximum Amount and the Revolving Credit Maximum then in effect shall each be reduced (i) by the amount of Five Million Dollars ($5,000,000) on December 15, 1997, (ii) by the amount of Five Million, Dollars ($5,000,000) on December 22, 1997, (iii) by the amount of Six Million Dollars ($6,000,000) on December 29, 1997, and (iv) to Zero Dollars ($0) on the Revolving Credit Maturity Date.

              "(b) Mandatory Reductions upon Releases. Upon each release of a Mortgage pursuant to Section 11.4 hereof the Maximum Amount and the Revolving Credit Maximum shall each be reduced by the Release Reduction Amount for the relevant Real Property.

              "(c) Discretionary Reductions. Upon five (5) Business Days prior written notice to Bank, the Borrowers may permanently reduce the Maximum Amount and/or Revolving Credit Maximum, in whole or part, provided that each partial reduction of the Maximum





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                Amount and/or Revolving Credit Maximum shall be in an amount equal to One Million Dollars ($1,000,000).

          "(d) Requirements for all Reductions. Upon each reduction in the Maximum Amount and/or Revolving Credit Maximum under this
                Section 4.5:

                "(i) in the case of a reduction of the Revolving Credit Maximum Borrowers shall, on the date of such reduction, pay to Bank, (x) the Revolving Credit Facility Fee accrued on the amount of the Revolving Credit Maximum so reduced through the date of such reduction and (y) the amount (if any) by which the sum of Advances then outstanding plus the amount of outstanding face amounts Letters of Credit which are standby letters of credit would exceed the Revolving Credit Maximum (as so reduced) together with accrued interest thereon, and

                " (ii) in the case of a reduction of the Maximum Amount, the
                       Borrowers shall deliver to Bank, as collateral for the Borrowers' indebtedness and obligations hereunder (and hereby grants and assigns to Bank a security interest therein) cash and/or cash equivalents in amounts equal to the amount by which the aggregate undrawn face amount of Letters of Credit outstanding as of the date of such reduction exceeds the Maximum Amount as so reduced."

    14. Section 9.4 of the Agreement is hereby amended and restated as follows:

          "9.4   Financial Covenants. Borrowers will not permit:

          "(a)   the Fixed Charge Coverage Ratio to be less than:

                 "(i) 1.45 to 1.0, as of the last day of the Borrowers' fiscal quarter ending in August 1997, and

                 "(ii) 1.50 to 1.0, as of the last day of any subsequent fiscal quarter.

          "(b) the Debt to Capitalization Ratio, as of the last day of any fiscal quarter, to be greater than seventy five percent (75 %).

          "(c)   Tangible Net Worth to be less than:

                 "(i) Eighty Six Million Dollars ($86,000,000) as of the last day of the Borrowers' fiscal quarter ending in August 1997;




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                 "(ii)  Seventy Three Million Dollars ($73,000,000) as of the
                        last day of any subsequent fiscal quarter."

           "(d) EBITDA, as of the last day of any fiscal quarter, to be less than Thirty Million Dollars ($30,000,000)."

    15. Section 11.4 of the Agreement is hereby amended and restated as follows:

           "11.4 Releases of Real Property. Provided that, upon such release and after giving effect thereto, (i) no Default or Event of Default exists or will exist, (ii) the Collateral Amount for Real Property remaining in the Collateral Pool will not be less than the greater of the Maximum Amount (as reduced in connection with such release pursuant to Section 4.5 hereof) or the aggregate outstanding amount of all Advances and Letters of Credit, and
    (iii) the aggregate outstanding amount of Advances and Letters of Credit which are standby letters of credit will not exceed the Revolving Credit Maximum (as reduced in connection with such release pursuant to Section 4.5 hereof), Bank shall release Real Estate from its Mortgage upon the consummation by Borrowers of a sale leaseback transaction or mortgage refinancing involving such Real Property provided that, simultaneously with such release, the requirements of Section 4.5 of this Agreement are complied with."

C.  REPRESENTATIONS

    Borrowers hereby represent and warrant that:

    1. Execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within their respective corporate powers, have been duly authorized, are not in contravention of law or the terms of their respective Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority.

    2. This Amendment, and the Agreement as amended by this Amendment, and any other documents and instruments required under this Amendment or the Agreement, when issued and delivered under this Amendment or the Agreement, will be valid and binding in accordance with their terms.

    3. The continuing representations and warranties of the Borrowers set forth in Sections 7.1 through 7.6 and 7.8 through 7.13 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof.

    4. The continuing representations and warranties of the Borrowers set forth in Section 7.7 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to Bank in accordance with Section 8.1 of the Agreement.





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       5.      No Event of Default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, has occurred and is continuing as of the date hereof.

D.     MISCELLANEOUS

       1. This Amendment may be executed in as many counterparts as Bank and the Borrowers deem convenient and shall become effective upon: (a) delivery to Bank of all executed counterparts hereof; and (b) delivery to Bank, in form and substance satisfactory to Bank of each of the documents and instruments listed on the Checklist attached as Exhibit "A" hereto.

       2. Borrowers and Bank acknowledge and agree that: (a) except as specifically amended hereby, all of the terms and conditions of the Agreement and the Documents, remain in full force and effect in accordance with their original terms; (b) the Agreement (as amended by this Amendment) and the other Documents constitute a complete integration of the terms and conditions with respect to the extensions of credit by Bank to Borrowers and the other transactions described therein; and (c) no amendment to or deviation from the terms and conditions set forth in the Agreement (as amended by this Amendment) and Documents shall be effective or binding upon Bank unless set forth in a duly executed writing signed on behalf of the Borrowers and Bank.

       3. Borrowers shall pay all of Bank's legal costs and expenses (including attorneys' fees and expenses) incurred in the negotiation, preparation and closing hereof, including, without limitation, costs of all lien searches and financing statement filings.

       4. Except as specifically set forth herein, nothing set forth in this Amendment shall constitute, or be interpreted or construed to constitute, a waiver of any right or remedy of Bank, or of any default or Event of Default whether now existing or hereafter arising.







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              WITNESS the due execution hereof as of the day and year first above written.




GENERAL HOST CORPORATION                            COMERICA BANK


By:  Robert M. Lovejoy, Jr.                       By:  Chris Georvassilis
    ------------------------                          ------------------------
      Robert M. Lovejoy, Jr.                            Chris Georvassilis
Its:  Vice President                              Its:  Vice President

1 Station Place                                   500 Woodward Avenue, M.C. 3280
Stamford, Connecticut 06902                       Detroit, Michigan 48226
Telephone: (203) 357-9900                         Telephone: (313) 222-6239
Telefax: (203) 357-0148                           Telefax: (313) 222-3330



FRANK'S NURSERY & CRAFTS, INC.


By:  Robert M. Lovejoy, Jr.
    -----------------------------
       Robert M. Lovejoy, Jr.
Its:   Vice President

6501 East Nevada
Detroit, Michigan 48234
Telephone: (313) 366-8400
Telefax: (313) 564-2084





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                                 EXHIBIT "A"



                             SECOND AMENDMENT TO
                      MORTGAGE-BACKED CREDIT AGREEMENT
                    BETWEEN GENERAL HOST CORPORATION AND
                     FRANK'S NURSERY & CRAFTS, INC.  AND
                                COMERICA BANK



                                July _, 1997



1.     Recertification of Authority Documents


       a.   General Host Corporation
       b.   Frank's Nursery & Crafts, Inc.

2.     Second Amendment to Mortgage-Backed Credit Agreement

       a.   Exhibit "A" - Checklist
       b.   Exhibit "E" - Specified Real Estate

3.     Acknowledgement and Consents

       a.   General Host Holding Corp.
       b.   AMS Industries, Inc.
       C.   AMS Salt Industries, Inc.
       d.   Bay Resources, Inc.
       e.   Nursery Distributors, Inc.








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                                 EXHIBIT "E'



 Store #                   City
 -------                   ----

    5                      Dearborn Heights, MI
   29                      Fort Wayne, IN
   45                      Bloomington, MN
  102                      Philadelphia, PA
  112                      Blaine, MN
  117                      Tampa, FL
  181                      Norton Shores, MI
  189                      Toledo, OH
  266                      Cincinnati, OH
  272                      Westfield, MA
  622                      Milford, CT
  624                      Kenvil, NJ
  648                      Brockton, MA
  649                      Hadley, MA
  652                      Springfield, MA





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                         ACKNOWLEDGEMENT AND CONSENT



      Each of the undersigned hereby acknowledges and consents to the execution, delivery and performance of that certain Second Amendment to Mortgage-Backed Credit Agreement dated as of even date herewith by GENERAL HOST CORPORATION and FRANK'S NURSERY & CRAFTS, INC. (collectively the "Companies") and COMERICA BANK, ("Bank"), amending that certain Mortgage-Backed Credit Agreement dated as of November 29, 1996 between Companies and Bank (the "Agreement").

        This acknowledgement and consent is executed and delivered by the under-signed in connection with the Guaranty from the undersigned in favor of Bank and delivered in connection with the Agreement, which Guaranty remains in full force and effect with respect to indebtedness now or hereafter incurred under the Agreement, including, but not limited to, the Note.

        Capitalized terms used herein and not defined to the contrary have the meanings given them in the Agreement.

        Executed as of the 25th day of July, 1997.



                                                GENERAL HOST HOLDING CORP.

                                                By:  Robert M. Lovejoy
                                                    -------------------------

                                                Its: Vice President & Treasurer
                                                    ---------------------------

                                                AMS INDUSTRIES, INC.

                                                By:  Robert M. Lovejoy
                                                    -------------------------

                                                Its: Vice President & Treasurer
                                                    ---------------------------

                                                AMS SALT INDUSTRIES, INC.

                                                By:  Robert M. Lovejoy
                                                    -------------------------

                                                Its: Vice President & Treasurer
                                                    ---------------------------

                                                BAY RESOURCES, INC.

                                                By:  Robert M. Lovejoy
                                                    -------------------------

                                                Its: Vice President & Treasurer
                                                    ---------------------------

                                                NURSERY DISTRIBUTORS, INC.


                                                By:  Robert M. Lovejoy
                                                    -------------------------

                                                Its: Vice President & Treasurer
                                                    ---------------------------